                                                                    Exhibit 2.5

                          REAL ESTATE MATTERS AGREEMENT

                                     between

                              SARA LEE CORPORATION

                                       and

                                   COACH, INC.



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                                TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I PROPERTIES..............................................................1
               Section 1.1          Leased Property...............................1
               Section 1.2          Obtaining the Lease Consents..................1
               Section 1.3          Properties....................................2
               Section 1.4          Occupation by Coach...........................3
               Section 1.5          Obligation to Complete........................4
               Section 1.6          Form of Transfer..............................4
               Section 1.7          Casualty; Lease Termination...................5
               Section 1.8          Tenant's Fixtures and Fittings................5
               Section 1.9          Relevant Lease Renewals; New Leases...........5
               Section 1.10         Costs and Expenses............................6

ARTICLE II MISCELLANEOUS..........................................................6
               Section 2.1          Limitation of Liability.......................6
               Section 2.2          Entire Agreement..............................6
               Section 2.3          Governing Law and Jurisdiction................6
               Section 2.4          Termination...................................7
               Section 2.5          Notices.......................................7
               Section 2.6          Counterparts..................................8
               Section 2.7          Binding Effect; Assignment....................8
               Section 2.8          Severability..................................8
               Section 2.9          Failure or Indulgence Not Waiver;
                                      Remedies Cumulative.........................8
               Section 2.10         Amendment.....................................9
               Section 2.11         Authority.....................................9
               Section 2.12         Interpretation................................9
               Section 2.13         Dispute Resolution............................9

ARTICLE III DEFINITIONS..........................................................11
               Section 3.1          AAA..........................................11
               Section 3.2          Actual Completion Date.......................11
               Section 3.3          Affiliated Group.............................11
               Section 3.4          Ancillary Agreements.........................11
               Section 3.5          Coach Business...............................11
               Section 3.6          Coach Group..................................11

                                        -i-
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               Section 3.7          Dispute......................................11
               Section 3.8          Dispute Resolution Commencement Date.........11
               Section 3.9          Distribution.................................11
               Section 3.10         Distribution Date............................12
               Section 3.11         IPO..........................................12
               Section 3.12         IPO Closing Date.............................12
               Section 3.13         Landlord.....................................12
               Section 3.14         Lease Consents...............................12
               Section 3.15         Lease Indemnification and Reimbursement
                                      Agreement..................................12
               Section 3.16         Lease Requiring Consent......................12
               Section 3.17         Leased Property or Leased Properties.........12
               Section 3.18         Person.......................................12
               Section 3.19         Property or Properties.......................12
               Section 3.20         Relevant Lease...............................12
               Section 3.21         Sara Lee Group...............................13
               Section 3.22         Separation...................................13
               Section 3.23         Separation Agreement.........................13
               Section 3.24         Separation Date..............................13
               Section 3.25         Subsidiary...................................13


                                     SCHEDULES

SCHEDULE 1
Leased Properties................................................................15

SCHEDULE 1.9
Excluded Leased Properties.......................................................16

SCHEDULE 2
Form Assignment for Leased Properties............................................17


                                      -ii-

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                          REAL ESTATE MATTERS AGREEMENT

               This Real Estate Matters Agreement (this "Agreement") is dated as of August 24, 2000 between Sara Lee Corporation, a Maryland corporation ("Sara Lee"), and Coach, Inc., a Maryland corporation ("Coach"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Article III hereof.

                                    RECITALS

               WHEREAS, Sara Lee has transferred or will transfer to Coach effective as of the Separation Date, substantially all of the business and assets of the Coach Business owned by Sara Lee in accordance with the Master Separation Agreement dated as of August 24, 2000 between Sara Lee and Coach (the "Separation Agreement").

               WHEREAS, the parties desire to set forth certain agreements regard ing real estate matters.

               NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                    ARTICLE I

                                   PROPERTIES

        Section 1.1 LEASED PROPERTY. Sara Lee shall assign or cause its applicable Subsidiary to assign, and Coach shall accept and assume, or cause its applicable Subsidiary to accept and assume, Sara Lee's or its Subsidiary's interest in the Leased Properties, subject to the other provisions of this Agreement and (to the extent not inconsistent with the provisions of this Agreement) the terms of the Separation Agreement and the other Ancillary Agreements. Such assignment shall be completed on the later of: (i) the Separation Date and (ii) the fifth business day after the relevant Lease Consent has been granted.

        Section 1.2 OBTAINING THE LEASE CONSENTS.

               (a) Coach confirms that, with respect to each Lease Requiring Consent, an application has been made or will be made by the Separation Date to the

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relevant Landlord for the Lease Consents required with respect to the transactions contemplated by this Agreement.

               (b) Coach will use its commercially reasonable efforts to obtain the Lease Consents required by each Lease Requiring Consent. Sara Lee shall cooperate as reasonably requested by Coach to obtain the Lease Consents; PROVIDED, HOWEVER, that Sara Lee shall not be required to commence judicial proceedings for a declaration that a Lease Consent has been improperly withheld or delayed, nor shall Sara Lee be required to pay any consideration to obtain the relevant Lease Consent.

               (c) Coach and Sara Lee will promptly satisfy or cause their applicable Subsidiaries to satisfy the lawful and reasonable requirements of the Landlord in obtaining the Lease Consents required by each Lease Requiring Con sent. In addition, Coach and Sara Lee will take or cause their applicable Subsidiaries to take all reasonable and lawful steps to assist Coach in obtaining the Lease Consents required by each Lease Requiring Consent, including, without limitation:

                      (i) if required by the Landlord, Coach will enter into an agreement with the relevant Landlord to assume, observe and perform the tenant's obligations contained in the Lease Requiring Consent during the remainder of the term of the Lease Requiring Consent; and

                      (ii) if required by the Landlord, Coach shall pro vide or shall cause another Person (other than Sara Lee) to provide a guarantee, surety or other security (including, without limitation, a security deposit), in an amount comparable to existing security depos its on existing leases, for the obligations of Coach or its applicable Subsidiary as tenant under the Lease Requiring Consent, and other wise shall take all steps which are reasonably necessary and which Coach or its applicable Subsidiary is reasonably capable of doing to meet the lawful and reasonable requirements of the Landlord so as to ensure that the Lease Consents are obtained.

        Section 1.3 PROPERTIES.

               (a) Coach and Sara Lee shall use and continue to use all commer cially reasonable efforts to obtain a release by the Landlord of any and all of Sara Lee's obligations under all Relevant Leases, including, without limitation, any

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guarantee, surety or other security which Sara Lee or its Subsidiary has provided to the Landlord with respect to any Properties and, if required, Coach offering the same or equivalent (but not greater) security to the Landlord in order to obtain such release, until all such releases are obtained, but excluding the provision of any incentive payment to the Landlord.

               (b) If, with respect to any Properties, Sara Lee and Coach are unable to obtain a release by the Landlord of all of Sara Lee's obligations under any Relevant Lease, including, without limitation, any guarantee, surety or other security which Sara Lee or its Subsidiary has provided to the Landlord, Coach shall indem nify, defend, protect and hold harmless Sara Lee and its Subsidiary from and after the Separation Date against and shall reimburse Sara Lee for all losses, costs, claims, damages, or liabilities incurred by Sara Lee or its Subsidiary as a result of Coach's occupancy of the Property which arise after the Separation Date with respect to such Relevant Lease, guarantee, surety or other security pursuant to the terms of the Lease Indemnification and Reimbursement Agreement.

        Section 1.4 OCCUPATION BY COACH

               (a) Subject to compliance with Section 1.4(b) below, in the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, the parties agree to use their respective commercially reasonable efforts to allow Coach to occupy the relevant Leased Property upon the terms and conditions contained in the Relevant Lease and until the date for completion as provided in Section 1.1; PROVIDED, HOWEVER, that if an enforcement action or forfei ture by the relevant Landlord due to Coach's or its applicable Subsidiary's occupation of the Leased Property constituting a breach of a Relevant Lease cannot, in the reasonable opinion of Sara Lee, be avoided other than by requiring Coach or its applicable Subsidiary to promptly vacate the relevant Leased Property, Sara Lee may by notice to Coach promptly require Coach or its applicable Subsidiary to vacate the relevant Leased Property on not less than ten (10) days prior written notice. Coach will be responsible for all costs, expenses and liabilities incurred by Sara Lee or its applicable Subsidiary as a consequence of such occupation. Neither Coach nor its applicable Subsidiary shall be entitled to make any claim or demand against, or obtain reimbursement from, Sara Lee or its applicable Subsidiary with respect to any costs, losses, claims, liabilities or damages incurred by Coach or its applicable Subsidiary as a consequence of being obliged to vacate the Leased Property or in obtaining alternative premises, including, without limitation, any enforcement action

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which a Landlord may take against Coach or its applicable Subsidiary, unless due to the gross negligence or wilful misconduct of Sara Lee.

               (b) In the event that the Actual Completion Date for any Leased Property does not occur on the Separation Date, whether or not Coach or its applica ble Subsidiary occupies a Leased Property as provided in
Section 1.4(a) above, Coach shall, effective as of the Separation Date, (i) pay or cause its applicable Subsidiary to pay all rents, service charges, insurance premiums and other sums payable by Sara Lee or its applicable Subsidiary under any Relevant Lease, (ii) observe or cause its applicable Subsidiary to observe the tenant's covenants, obliga tions and conditions contained in any Relevant Lease and (iii) indemnify, defend, protect and hold harmless Sara Lee and its applicable Subsidiary from and against all losses, costs, claims, damages and liabilities arising on account of any breach thereof by Coach or its applicable Subsidiary.

               (c) Sara Lee shall use all reasonable efforts to promptly deliver to Coach copies of all invoices, demands, notices and other communications received by Sara Lee or its applicable Subsidiary or agents in connection with any of the matters applicable to the Properties or the Relevant Leases and shall, at Coach's cost and upon Coach's request, take any steps and pass on any objections which Coach or its applicable Subsidiary may have in connection with any such matters. Coach shall promptly deliver to Sara Lee copies of all notices and other communications received by Coach or its applicable Subsidiary or agents from any Landlord which allege any breach or default of any Relevant Lease, which breach or default could reasonably be expected to result in Sara Lee incurring any liabilities, losses or expenses under such Relevant Lease.

        Section 1.5 OBLIGATION TO COMPLETE. If, at any time the relevant Lease Consent is formally and unconditionally refused in writing, Sara Lee may by written notice to Coach elect to apply to the relevant Landlord for consent to sublease all of the relevant Leased Property to Coach or its applicable Subsidiary for the remainder of the Lease Requiring Consent term at a rent equal to the rent from time to time under the Lease Requiring Consent, but otherwise on substantially the same terms and conditions as the Lease Requiring Consent. If Sara Lee makes such an election, until such time as the relevant Lease Consent is obtained and a sublease is com pleted, the provisions of Section 1.4 will apply and, on the grant of the Lease Consent required to sublease the Leased Property in question, Sara Lee shall sublease or cause its applicable Subsidiary to sublease to Coach or its applicable Subsidiary the relevant Leased Property which sublease shall be for the term and rent set forth in

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the Lease Requiring Consent and otherwise on the terms of the Lease Requiring
Consent.

        Section 1.6 FORM OF TRANSFER. The assignment to Coach or its applicable Subsidiary of each relevant Leased Property shall be (a) in substantially the form attached as Schedule 2 hereto or (b) if any Landlord so requires, in the form of assignment reasonably proposed by the relevant Landlord, with such amendments which in the reasonable opinion of Sara Lee are necessary with respect to a particu lar Leased Property, including, without limitation, in all cases where a relevant Landlord has required a guarantor or surety to guarantee the obligations of Coach or its applicable Subsidiary contained in the relevant Lease Consent or any other document which Coach or its applicable Subsidiary is required to complete, the giving by Coach or its applicable Subsidiary and any guarantor or surety of Coach's or its applicable Subsidiary's obligations where required under the terms of any of the Lease Consent or any covenant, condition, restriction, easement, lease or other encumbrance to which the Leased Property is subject. Such amendments shall be submitted to Sara Lee for approval, which approval shall not be unreasonably withheld or delayed.

        Section 1.7 CASUALTY; LEASE TERMINATION. The parties hereto shall grant and accept assignments, leases, subleases or licenses of the Leased Properties as described in this Agreement, regardless of any casualty damage or other change in the condition of the Leased Properties. In addition, in the event that any Relevant Lease with respect to a Leased Property is terminated prior to the Separation Date, (a) Sara Lee or its applicable Subsidiary shall not be required to assign, sublease or license such Leased Property, (b) Coach or its applicable Subsidiary shall not be required to accept an assignment, sublease or license of such Leased Property and (c) neither party shall have any further liability with respect to such Leased Property hereunder.

        Section 1.8 TENANT'S FIXTURES AND FITTINGS. The provisions of the Separa tion Agreement and the other Ancillary Agreements shall apply to any trade fixtures and personal property located at each Leased Property.

        Section 1.9 RELEVANT LEASE RENEWALS; NEW LEASES. Other than the Relevant Leases with respect to the Properties specifically set forth in
Schedule 1.9 hereto, Sara Lee shall have no obligations under and shall be fully released from all liability under (a) any Relevant Lease that expires or is subject to renewal on or after the Separation Date, such release to be effective as of the date of such expiration or

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renewal, and (b) any new real property lease entered into in connection with the Coach Business on or after the Separation Date, including, without limitation, any obligation to provide a guarantee, surety or other security in connection with such renewed Relevant Lease or any new lease. Coach will use all commercially reason able efforts to execute the Relevant Leases set forth in Schedule 1.9 hereto without any obligation on the part of or guaranty by Sara Lee; PROVIDED, HOWEVER, that in the event that Coach is unable to enter into such Relevant Lease without Sara Lee's guarantee or surety, Sara Lee agrees to provide a guarantee or surety with respect to each Relevant Lease listed on Schedule 1.9, so long as such guarantee or surety is comparable in scope and no less favorable to Sara Lee than any guarantee or surety of Sara Lee with respect to Relevant Leases in effect on the Separation Date. If, after the Separation Date, any Relevant Lease will automatically renew by its terms and will subject Sara Lee to any continuing obligations or liabilities upon such automatic renewal unless the Landlord receives prior written notice to terminate any obligations or liabilities of Sara Lee, Coach shall give such prior written notice in a timely fashion.

        Section 1.10 COSTS AND EXPENSES. Coach shall pay all reasonable costs and expenses incurred in connection with obtaining the Lease Consents, including, without limitation, Landlord's consent fees and attorneys' fees and any costs and expenses relating to re-negotiation or renewal of any Relevant Lease. Coach and Sara Lee shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with this Agreement.

                                    ARTICLE II

                                   MISCELLANEOUS

        Section 2.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE SARA LEE GROUP OR COACH GROUP BE LIABLE TO ANY OTHER MEMBER OF THE SARA LEE GROUP OR COACH GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDEN TAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION

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OBLIGATIONS FOR LIABILITIES TO THIRD PARTIES AS SET FORTH IN THE
INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT.

        Section 2.2 ENTIRE AGREEMENT. This Agreement, the Separation Agree ment, the other Ancillary Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof.

        Section 2.3 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Illinois, excluding its conflict of law rules. The parties agree that the Circuit Court of Cook County, Illinois and/or the United States District Court for the Northern District of Illinois shall have exclusive jurisdiction over all actions between the parties for preliminary relief in aid of arbitration pursuant to Section 2.13 herein, and non exclusive jurisdiction over any action for enforcement of an arbitral award.

        Section 2.4 TERMINATION. This Agreement, the Separation Agreement and all Ancillary Agreements may be terminated at any time prior to the IPO Closing Date by and in the sole discretion of Sara Lee without the approval of Coach and, if so terminated, all transactions taken in connection therewith shall be void. This Agreement may be terminated at any time after the IPO Closing Date and before the Distribution Date by mutual consent of Sara Lee and Coach. In the event of termina tion pursuant to this Section 2.4, no party shall have any liability of any kind to the other party.

        Section 2.5 NOTICES. Notices, demands, offers requests or other communi cations required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses and facsimile numbers:

               (a)    if to Sara Lee:

                      Sara Lee Corporation
                      Three First National Plaza
                      70 West Madison
                      Chicago, Illinois 60602-4260

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                      Attention:  General Counsel
                      Facsimile No.:  (312) 345-5706

               (b)    if to Coach:

                      Coach, Inc.
                      516 West 34th Street
                      New York, New York 10001
                      Attention:  General Counsel
                      Facsimile No.:  (212) 629-2398

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

        Section 2.6 COUNTERPARTS. This Agreement, including the Schedules and Exhibits hereto, and the other documents referred to herein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

        Section 2.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Sara Lee Group and each member of the Coach Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assign ment shall be void; PROVIDED, HOWEVER, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

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        Section 2.8 SEVERABILITY. If any term or other provision of this
Agreement or the Schedules or Exhibits attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal sub stance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

        Section 2.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereun der shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

        Section 2.10 AMENDMENT. No change or amendment will be made to this Agreement or the Exhibits or Schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

        Section 2.11 AUTHORITY. Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accor dance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

        Section 2.12 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table or contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Schedule or Exhibit but not

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otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

        Section 2.13 DISPUTE RESOLUTION.

               (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Ancillary Agreements or the breach, termination or validity thereof ("Dispute") which arises between the parties shall first be negotiated between appropriate senior executives of each party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within 10 days of receipt by a party of notice of a dispute, which date of receipt shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and corre spondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the parties. If the senior executives are unable to resolve the Dispute within thirty (30) days from the Dispute Resolution Commencement Date, then, on the request of any party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association ("AAA"). Both parties will share the administrative costs of the mediation and the mediator's fees and expenses equally, and each party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney's fees, witness fees, and travel expenses. The mediation shall take place in Cook County Illinois or in whatever alternative forum on which the parties may agree.

               (b) Any Dispute which the parties cannot resolve through media tion within forty-five days of the appointment of the mediator, shall at the request of any party be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the AAA in Cook County, Illinois. There shall be three (3) neutral arbitrators of whom Sara Lee shall appoint one and Coach shall appoint one within 30 days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. If any arbitra tor is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA by using a list striking and ranking procedure in accordance with the Rules. Any arbitrator appointed by the AAA shall be a retired judge or a

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practicing attorney with no less than fifteen years of experience and an experienced arbitrator. The prevailing party in such arbitration shall be entitled to be awarded its expenses, including its share of administrative and arbitrator fees and expenses and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrators shall be final and binding on the parties and may be enforced in any court of competent jurisdiction.

               (c) By agreeing to arbitration, the parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the juris diction of a court, the arbitral tribunal shall have full authority to grant provisional remedies or modify or vacate any temporary or preliminary relief issued by a court, to issue an award for temporary or permanent injunctive relief (including specific performance) and to award damages for the failure of any party to respect the arbitral tribunal's orders to that effect.

                                   ARTICLE III

                                   DEFINITIONS

        Section 3.1 AAA. "AAA" has the meaning set forth in Section 2.13(a) of this Agreement.

        Section 3.2 ACTUAL COMPLETION DATE. "Actual Completion Date" means, with respect to each Leased Property, the date upon which completion of the assignment, lease or sublease of that Leased Property to Coach actually takes place.

        Section 3.3 AFFILIATED GROUP. "Affiliated Group" has the meaning set forth in the Tax Sharing Agreement.

        Section 3.4 ANCILLARY AGREEMENTS. "Ancillary Agreements" shall have the meaning set forth in the Master Separation Agreement.

        Section 3.5 COACH BUSINESS. "Coach Business" shall have the meaning set forth in the Separation Agreement.

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        Section 3.6 COACH GROUP. "Coach Group" means the Affiliated Group, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Coach will be the common parent corporation immedi ately after the Distribution, and any corporation or other entity which may become a member of such group from time to time.

        Section 3.7 DISPUTE. "Dispute" has the meaning set forth in Section 2.13(a) of this Agreement.

        Section 3.8 DISPUTE RESOLUTION COMMENCEMENT DATE. "Dispute Resolution Commencement Date" has the meaning set forth in Section 2.13(a) of this Agreement.

        Section 3.9 DISTRIBUTION. A "Distribution" means the divestiture by Sara Lee of all or a significant portion of the shares of capital stock of Coach owned by Sara Lee, which divestiture may be effected by Sara Lee as a dividend, an exchange with existing Sara Lee stockholders for shares of Sara Lee capital stock, a spin-off or otherwise, as a result of which Sara Lee is no longer required to consolidate Coach's results of operations and financial position (determined in accordance with generally accepted accounting principles consistently applied).

        Section 3.10 DISTRIBUTION DATE. "Distribution Date" means the date on which a Distribution is consummated.

        Section 3.11 IPO. "IPO" means Coach's initial public offering of common stock.

        Section 3.12 IPO CLOSING DATE. "IPO Closing Date" has the meaning set forth in the Separation Agreement.

        Section 3.13 LANDLORD. "Landlord" means the landlord under any Relevant Lease, and its successors and assigns, and includes the holder of any other interest which is superior to the interest of the landlord under any Relevant Lease.

        Section 3.14 LEASE CONSENTS. "Lease Consents" means all consents, waivers or amendments required from the Landlord or other third parties under the Relevant Leases to assign the Relevant Leases to Coach or its applicable Subsidiary.

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        Section 3.15 LEASE INDEMNIFICATION AND REIMBURSEMENT AGREEMENT.
"Lease Indemnification and Reimbursement Agreement" shall mean that certain Lease Indemnification and Reimbursement Agreement between Sara Lee and Coach dated as of the date hereof

        Section 3.16 LEASE REQUIRING CONSENT. "Lease Requiring Consent" means, with respect to each Leased Property, those Relevant Leases with respect to which the Landlord's consent is required for assignment or sublease to a third party (including Coach) or which prohibit assignments or subleases.

        Section 3.17 LEASED PROPERTY OR LEASED PROPERTIES. "Leased Property" or "Leased Properties" means those leased properties contained in Schedule 1.

        Section 3.18 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

        Section 3.19 PROPERTY OR PROPERTIES. "Property" or "Properties" means the Leased Properties and those properties contained in Schedule 1.9.

        Section 3.20 RELEVANT LEASE. "Relevant Lease" means, with respect to each Property, the lease(s) or sublease(s) or license(s) under which Sara Lee or its applicable Subsidiary holds such Property and any other related supplemental document.

        Section 3.21 SARA LEE GROUP. "Sara Lee Group" means the Affiliated Group, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Sara Lee is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the Coach Group.

        Section 3.22 SEPARATION. "Separation" shall have the meaning set forth in the Separation Agreement.

        Section 3.23 SEPARATION AGREEMENT. "Separation Agreement" has the meaning set forth in the preamble to this Agreement.

        Section 3.24 SEPARATION DATE. Unless otherwise provided in this Agree ment, or in any agreement to be executed in connection with the Separation Agree ment, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Central Time, on the date that is two days prior to the date on which the Registration Statement on Form S-1 effecting the IPO is declared effective, or such other date as may be fixed by the Board of Directors of Sara Lee (the "Separation Date").

        Section 3.25 SUBSIDIARY. "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsid iaries, or by such Person and one or more of its Subsidiaries; PROVIDED, HOWEVER, that no Person that is not directly or indirectly wholly- owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person. For purposes of this Agreement, Coach shall be deemed not to be a subsidiary of Sara Lee.

               IN WITNESS WHEREOF, each of the parties has caused this Real Estate Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                              SARA LEE CORPORATION

                                              By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                              COACH, INC.

                                              By:
                                                  ---------------------------
                                                  Name:
                                                  Title:

                                   SCHEDULE 1

                                LEASED PROPERTIES

                                  SCHEDULE 1.9

                           EXCLUDED LEASED PROPERTIES

                                   SCHEDULE 2
                      FORM ASSIGNMENT FOR LEASED PROPERTIES
                       ASSIGNMENT AND ASSUMPTION OF LEASES

        THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Agreement") made as of the ____ day of ___________________, 2000, between COACH STORES, a division of Sara Lee Corporation, a Maryland corporation ("Assignor"), and COACH, INC., a Maryland corporation ("Assignee").

        WHEREAS, Assignor is the owner and holder of certain interests as tenant under certain leases, tenancies and occupancy agreements
(collectively, the "Leases") encumbering various properties, including, without limitation, the properties listed on SCHEDULE A attached hereto; and

        WHEREAS, in furtherance of and pursuant to the terms of that certain Real Estate Matters Agreement entered into as of October __, 2000, between Sara Lee Corporation ("Sara Lee"), a Maryland corporation, and Assignee, Assignor desires to assign and Assignee desires to assume the Leases.

        NOW THEREFORE, in consideration of Ten ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and Assignee agree as follows effective as of the date hereof (the "Effective Date"):

        1. Assignor hereby assigns, sets over and transfers to Assignee, its successors and assigns, to have and to hold from and after the date hereof, any and all of As signor's right, title and interest as tenant in and to the Leases, including, without limitation, any and all of Assignor's right and interest in any security deposited under the Leases, to have and to hold unto Assignee, its successors and assigns.

        2. Assignee hereby accepts the within assignment and assumes from Assignor all of Assignor's responsibilities and obligations as tenant, under and from the Leases, from and after the Effective Date, and agrees to perform and comply with and to be bound by all the terms, agreements, provisions and conditions of the Leases.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first above written.

COACH STORES, a Division of Sara Lee        COACH, INC., a Maryland corporation
Corporation, a Maryland corporation

By:                                         By:
   --------------------------------            -------------------------------
Name:                                       Name:
     ------------------------------              -----------------------------
Title:                                      Title:
      -----------------------------            -------------------------------